EXHIBIT 23.01

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                         TESTA, HURWITZ & THIBEAULT, LLP

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                                ATTORNEYS AT LAW

                                  125 HIGH STREET
OFFICE (617) 248-7000  -  BOSTON, MASSACHUSETTS 02110-2704 - FAX (617) 248-7100



                                        March 27, 2000

Yupi Internet Inc.
830 Lincoln Rd.
Miami Beach, FL 33139

         RE: Consent

To whom it may concern,

We hereby consent to the reference to our firm, Testa, Hurwitz & Thibeault, LLP in your Registration Statement under the caption "Experts."

                                        Regards,

                                        /s/ Testa, Hurwitz & Thibeault, LLP
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                                        Testa, Hurwitz & Thibeault, LLP